Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMARCO, INC.

(Exact name of registrant as specified in its charter)

California	95-2088894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive

Lake Forest, CA 92630-8870

(949) 599-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COMARCO, INC.

SAVINGS AND RETIREMENT PLAN

(Full title of the plan)

Daniel R. Lutz

Chief Financial Officer

COMARCO, INC.

25541 Commercentre Drive

Lake Forest, CA 92630-8870

(949) 599-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Roger H. Lustberg, Esq.

Bingham McCutchen

355 South Grand Avenue

44th Floor

Los Angeles, California 90071

(213) 229-8407

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	40,000	$7.89(1)	$315,600(1)	$9.69

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices on March 12, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Form S-8 Registration Statement No. 33-44943 filed on January 9, 1992, with respect to the Comarco, Inc. Savings and Retirement Plan, and shares of the registrant’s common stock that may be acquired thereunder, and the following documents which Comarco, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”), as noted below, are each incorporated by reference into this registration statement:

(1)	The Annual Report of the Company on Form 10-K for the fiscal year ended January 31, 2006 as filed with the Commission on May 1, 2006;

(2)	The Quarterly Reports of the Company on Form 10-Q (a) for the quarter ended April 30, 2006, as filed with the Commission on June 14, 2006; (b) for the quarter ended July 31, 2006 as filed with the Commission on September 14, 2006, and (c) for the quarter ended October 31, 2006 as filed with the Commission on December 20, 2006 respectively;

(3)	The Current Reports of the Company on Form 8-K as filed with the Commission on February 28, 2006, May 3, 2006, May 4, 2006, June 16, 2006, June 21, 2006, September 18, 2006, January 4, 2007, January 24, 2007 and March 13, 2007, respectively;

(4)	The Definitive Proxy Statement of the Company on Schedule 14A, as filed with the Commission on May 16, 2006, as supplemented by the Company by its filing of definitive additional material on Schedule 14A, as filed with the Commission on June 12, 2006; and

(5)	The description of the Company’s securities contained in Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended October 31, 2000 as filed with the Commission on December 15, 2000.

All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Document

23.2	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (included on Page 4 hereto).

An opinion of counsel as to the valid issuance of the securities being registered under this post-effective amendment is not required because the securities will not be original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on this 7th day of March, 2007.

COMARCO, INC.

By:	/s/ Thomas A. Franza
Name: Thomas A. Franza
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Franza and Daniel R. Lutz, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including (post-effective amendments)) to this registration statement, and to file to the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done be virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Thomas A. Franza Thomas A. Franza	Director, Chief Executive Officer and President	March 7, 2007

/s/ Daniel R. Lutz Daniel R. Lutz	Vice President and Chief Financial Officer	March 7, 2007

/s/ Don M. Bailey Don M. Bailey	Director and Chairman of the Board	March 7, 2007

/s/ Gerald D. Griffin Gerald D. Griffin	Director	March 7, 2007

/s/ Jeffrey R. Hultman Jeffrey R. Hultman	Director	March 7, 2007

/s/ Erik H. Van der Kaay Erik H. van der Kaay	Director	March 7, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

23.2	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (included on Page 4 hereto).

5